UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 6, 2006
PolyOne Corporation
(Exact Name of Registrant as Specified in Charter)

Ohio	1-16091	34-1730488

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
PolyOne Center, 33587 Walker Rd.
Avon Lake, Ohio 44012
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(440) 930-1000
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Director
     On December 6, 2006, the Board of Directors of PolyOne Corporation (the “Company”), upon recommendation of the Compensation and Governance Committee of the Board of Directors of the Company (the “Committee”), appointed Mr. Edward J. Mooney to membership, effective immediately. The entire Board of Directors, including Mr. Mooney, will be up for election at the next Annual Meeting of Shareholders. Mr. Mooney has been named to serve on the Financial Policy Committee and the Compensation and Governance Committee, effective immediately. There is no arrangement or understanding between Mr. Mooney and any other persons pursuant to which Mr. Mooney was selected as a director. Mr. Mooney has no reportable transactions under Item 404(a) of Regulation S-K. Newly elected non-employee directors of the Company receive a share award of 8,500 shares of Company common stock upon their election to the Board. Accordingly, in connection with Mr. Mooney’s appointment to the Board of Directors, Mr. Mooney was awarded 8,500 shares of Company common stock.
Approval of Performance Measures
     On December 7, 2006, the Committee approved the performance measures to be used to determine the amounts of the cash incentive awards that may be paid to executive officers of PolyOne for calendar year 2007 under the PolyOne Corporation Senior Executive Annual Incentive Plan. The performance measures relevant to the cash incentive determination for calendar year 2007 for each of the executive officers will be as follows:

Name	Title	Performance Measures

Stephen D. Newlin	Chairman, President and Chief Executive Officer	• •	PolyOne Operating Income PolyOne Cash Flow

Bernard P. Baert	Senior Vice President and General Manager, Colors and Engineered Materials, Europe and Asia	• • •	Operating Income of the International Color and Engineered Materials business unit PolyOne Operating Income PolyOne Cash Flow

Michael E. Kahler	Senior Vice President, Commercial Development	• •	PolyOne Operating Income PolyOne Cash Flow

Michael L. Rademacher	Senior Vice President and General Manager, Distribution	• • •	Operating Income of the Distribution business unit PolyOne Operating Income PolyOne Cash Flow

Name	Title	Performance Measures

Robert M. Rosenau	Senior Vice President and General Manager, Vinyl Compounds	• • •	Operating Income of the Vinyl Business segment PolyOne Operating Income PolyOne Cash Flow

Wendy C. Shiba	Senior Vice President, Chief Legal Officer and Secretary	• •	PolyOne Operating Income PolyOne Cash Flow

Kenneth M. Smith	Senior Vice President and Chief Information and Human Resources Officer	• •	PolyOne Operating Income PolyOne Cash Flow

W. David Wilson	Senior Vice President and Chief Financial Officer	• •	PolyOne Operating Income PolyOne Cash Flow

     Executive officers are entitled to receive up to 200% of their target level of incentive opportunity based on the achievement of specified goals relating to these performance measures. After completion of calendar year 2007, the Committee will determine the extent to which the specified goals relating to the performance measures have been achieved and will determine the actual amounts to be paid. The PolyOne Corporation Senior Executive Annual Incentive Plan has been previously filed by PolyOne as an exhibit to a Form 8-K, filed on May 24, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 11, 2006

POLYONE CORPORATION

By	/s/ Wendy C. Shiba

	Name:	Wendy C. Shiba
	Title:	Senior Vice President, Chief Legal Officer and Secretary